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                            CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         MEDLEY CREDIT ACCEPTANCE CORP.

                            (A DELAWARE CORPORATION)

            Medley Credit Acceptance Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of the Corporation, by action taken without a meeting in accordance with Section 144(f) of the General Corporation Law, duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and calling for the consent of the stockholders to the adoption of said amendments by action of stockholders taken in lieu of a meeting in accordance with Section 228(a) of the General Corporation Law. The resolutions setting forth the proposed amendments are as follows:

                        RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Corporation that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

                        The name of the Corporation is Finantra Capital, Inc.

            SECOND: That thereafter, pursuant to a resolution of its Board of Directors, the officers of the Corporation obtained the written consent of the holders of a majority of the outstanding stock of the Corporation to the adoption of the foregoing amendment, in accordance with Section 228(a) of the General Corporation Law.

            THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, this Certificate of MEDLEY CREDIT ACCEPTANCE CORP. has been signed by Robert D. Press, its President, and the corporate seal of MEDLEY CREDIT ACCEPTANCE CORP. has been affixed hereunto and attested by, Alyce B. Schreiber, its Secretary, this 4th day of August, 1998.

                                               MEDLEY CREDIT ACCEPTANCE CORP.


                                               By:    /s/ Robert D. Press
                                                  -----------------------------
                                                     Robert D. Press, President
ATTEST:

[SEAL]

By:  /s/ Alyce Schreiber
   ------------------------------------
      Alyce Schreiber, Secretary